                                 PROMISSORY NOTE


Borrower:         MAGNAVISION CORPORATION
                  1725 Route 35
                  Wall, NJ 07719

Lender:           BSB BANK & TRUST COMPANY
                  Commercial Loan Department
                  P. O. Box 1056 (58-68 Exchange St.)
                  Binghamton, NY 13902

Principal Amount: $500,000.00
Initial Rate: 10.00%
Date of Note: July 3, 1998

PROMISE TO PAY. MAGNAVISION CORPORATION (referred to in this Note as "Borrower") promises to pay to BSB BANK & TRUST COMPANY ("Lender"), or order, in lawful money of the United States of America, the principal amount of Five Hundred Thousand & 00/100 Dollars ($500,000.00) or so much as may be outstanding, together with interest on the unpaid outstanding principal balance of each advance. Interest shall be calculated from the date of each advance until repayment of each advance.

PAYMENT. Borrower will pay this loan in one payment of all outstanding principal plus all accrued unpaid interest on July 1, 2000. In addition, Borrower will pay regular monthly payments of accrued unpaid interest beginning August 1, 1998, and all subsequent interest payments are due on the some day of each month after that. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing. Unless otherwise agreed or required by applicable law, payments will be applied first to accrued unpaid interest, then to principal, and any remaining amount to any unpaid collection costs and late charges.

VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an index which is the lowest Prime Rate as quoted from time to time in the Wall Street Journal (the "Index"). Lender will tell Borrower the current Index rate upon Borrower's request. Borrower understands that Lender may make loans to other parties based on other rates as well. The interest rate change will not occur more often than each day. The Index currently is 8.50% per annum. The interest rate to be applied to the unpaid principal balance of this Note will be at a rate equivalent to the Index, plus 1.5% (the "Index Spread"), resulting in an initial rate of 10.00% per annum.

NOTICE: In no event shall the interest rate at any time be higher than that permitted under applicable law.

INDEX SPREAD ADJUSTMENT. Index Spread to be charged on Line of Credit shall be subject to adjustment on an annual basis, at a date thirty (30) days following the Lender's receipt of the Borrower's audited year end financial statement, in accordance with the following grid:

       Debt Service Coverage Ratio                 Adjustment to Index Spread
   ------------------------------------------    ------------------------------
   Less than 2.0 times                                       0.00%
   Equal to 2.0 times but less than 3.0 times           0.50% reduction
   Equal to 3.0 times or more                           1.00% reduction

Debt Service Coverage Ratio shall be defined as (1) Borrower's net earnings before interest paid to Bank, taxes, depreciation, and amortization, divided by
(2) all principal scheduled and interest projected to be paid by Borrower to Lender in the Borrower's next following fiscal year.

LATE CHARGE. If a payment is 10 days or more late, Borrower will be charged 4.000% of the unpaid portion of the regularly scheduled payment or $10.00, whichever is greater.

DEFAULT. Borrower will be in default if any of the following happens: (a) Borrower fails to make any payment within 5 days when due. (b) Borrower breaks any promise Borrower has made to Lender contained in this Note or any agreement executed contemporaneously herewith, or Borrower fails to comply with or to perform when due, in any material respects, any other term, obligation, covenant, or condition contained in this Note or any agreement executed contemporaneously herewith. (c) Borrower defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's ability to repay this Note or perform Borrower's obligations under this Note or any of the Related Documents. (d) Any representation or statement made or furnished to Lender by Borrower or on Borrower's behalf is false or misleading in any material respect either now or at the time made or furnished. (e) Borrower becomes insolvent, a receiver is appointed for any part of Borrower's property, Borrower makes an assignment for the benefit of creditors, or any proceeding is commenced either by Borrower or against Borrower under any bankruptcy or insolvency laws. (f) Any of the other events described in this default section occurs with respect to any guarantor of this Note.

If any default, other than a default in payment, is curable and if Borrower has not been given a notice of a breach of the same provision of this Note within the preceding twelve (12) months, it may be cured (and no event of default will have occurred) if Borrower, after receiving written notice from Lender demanding cure of such default: (a) cures the default within thirty (30) days; or (b) if the cure requires more than thirty (30) days, immediately initiates steps which Lender deems in Lender's sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, without notice, and then Borrower will pay that amount. Upon default, including failure to pay upon final maturity, Lender, at its option, may also, if permitted under applicable law, increase the variable interest rate on this Note to 4.000 percentage points over the Index Spread. The interest rate will not exceed the maximum rate permitted by applicable law. Borrower agrees to pay all costs and expenses incurred by Lender to collect this Note. This includes, subject to any limits under applicable law, Lender's reasonable attorneys' fees and Lender's legal expenses whether or not there is a lawsuit, including reasonable attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law. This Note has been delivered to Lender and accepted by Lender in the State of New York. If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of Broome County, the State of New York. Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other. This Note shall be governed by and construed In accordance with the laws of the State of New York.

RIGHT OF SETOFF. In addition to Lender's right of setoff arising by operation of law, Borrower grants to Lender a contractual possessory security interest in, and hereby assigns, conveys, delivers, pledges, and transfers to Lender all Borrower's right, title and interest in and to, Borrower's accounts with Lender (whether checking, savings, or some other account and whether evidenced by a certificate of deposit), including without limitation all accounts held jointly with someone else and all accounts Borrower may open in the future, excluding however all IRA and Keogh accounts, and all trust accounts for which the grant of a security interest would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on this Note against any and all such accounts.

COLLATERAL. This Note is secured by ALL ACCOUNTS, INVENTORY, EQUIPMENT, GENERAL INTANGIBLES, NOW OWNED OR ACQUIRED LATER, TOGETHER WITH ALL PROCEEDS OF COLLATERAL. If there is any inconsistency between the terms and conditions of this Note and the terms and conditions of the collateral documents, the terms and conditions of this Note shall prevail.

LINE OF CREDIT. This Note evidences a revolving line of credit. Advances under this Note may be requested orally by Borrower or by an authorized person. Lender may, but need not, require that all oral requests be confirmed in writing. All communications, instructions, or directions by telephone or otherwise to Lender are to be directed to Lender's office shown above. The following party or parties are authorized to request advances under the line of credit until Lender receives from Borrower at Lender's address shown above written notice of revocation of their authority: _______________ ______________________________________. Borrower agrees to be liable for all sums either (a) advanced in accordance with the instructions of an authorized person or (b) credited to any of Borrower's accounts with Lender. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lender's internal records, including daily computer print-outs. Lender will have no obligation to advance funds under this
Note if: (a) Borrower or any guarantor is in default under the terms of this Note or any agreement that Borrower or any guarantor has with Lender, including any agreement made in connection with the signing of this Note; (b) Borrower or any guarantor ceases doing business or is insolvent; (c) any guarantor seeks, claims or otherwise attempts to limit, modify or revoke such guarantor's guarantee of this Note or any other loan with Lender; or (d) Borrower has applied funds provided pursuant to this Note for purposes other than those authorized by Lender.

YEAR 2000. Borrower warrants and represents that all software utilized by Borrower in the conduct of Borrower's business will have appropriate capabilities and compatibility for operation to handle calendar dates falling on or after January 1, 2000, and all information pertaining to such calendar dates, in the same manner and with the same functionality, in all material respects, as the software does respecting calendar dates falling on or before December 31, 1999. Further, Borrower warrants and represents that the data-related user interface functions, date-fields, and date-related program instructions and functions of the software include the indication of the century. GENERAL PROVISIONS. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, protest and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan, or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE AND ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THE NOTE.

BORROWER:

         MAGNAVISION CORPORATION

         By:_____________________________